N e w s R e l e a s e
For information contact:
CNL Hotels & Resorts, Inc.
C. Brian Strickland
Executive Vice President, Chief
Financial Officer & Treasurer
(407) 650-1510
CNL Hotels & Resorts, Inc. Stockholders Approve Sale to
Morgan Stanley Real Estate and Ashford Hospitality Trust, Inc.
(ORLANDO, Fla.) April 10, 2007 — CNL Hotels & Resorts, Inc. announced today that its stockholders have approved, at a special meeting, the previously announced sale transaction, consisting of the sale of select properties to a fund managed by Morgan Stanley Real Estate and to Ashford Hospitality Trust, Inc. (NYSE: AHT) (“AHT”), followed by the sale of the Company to a fund managed by Morgan Stanley Real Estate. Over 95 percent of the total shares that voted were in favor of the sale transaction. Subject to the satisfaction or waiver of applicable closing conditions, the Company expects the asset sales to be completed on April 11, 2007 and the merger to be completed on April 12, 2007.
Under the terms of the merger agreement, following the completion of the sale transaction, the Company’s stockholders will be entitled to receive $20.50 in cash, without interest and less any applicable withholding for each share of common stock of the Company that they own. The total consideration is comprised of a special dividend of $12.55 per share payable to stockholders upon the closing of the asset sales to stockholders of record as of the close of business on the day the asset sales are completed and $7.95 per share in respect of the merger.
About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. is a leading real estate investment trust and owner of one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper-upscale properties, the Company has approximately $6.0 billion in total assets with 61 hotels and resorts across North America that operate under premium brands such as The Waldorf=Astoria Collection, The Ritz-Carlton, JW Marriott, Marriott, Hilton, and Hyatt. For more information, please visit www.cnlhotels.com.
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Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the sale transaction and the expected timing thereof, the expected purchase price per share for the sale transaction and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. CNL Hotels & Resorts, Inc. (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations and those described in the forward looking statements include, but are not limited to: the failure of closing conditions to be satisfied, ability of the acquiring companies to obtain financing necessary to consummate the sale transaction; changes in market conditions for hotels and resorts; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; and such other risk factors as may be discussed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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